Exhibit 10.2

The General Hospital Corporation

 AMENDMENT TO LICENSE AGREEMENT

Agreement Number: A220396.01
MGH Case Number: 02155

THIS Amendment to the license agreement (the “Amendment”) is effective as of June 1, 2016 (“Amendment Effective Date”), by and between The General Hospital Corporation d/b/a Massachusetts General Hospital, a Not-For-Profit Massachusetts Corporation having a principal place of business at 55 Fruit Street, Boston, Massachusetts 02114 (“Hospital”) and FluoroPharma Medical, Inc., a Delaware corporation, having a principal place of business at 8 Hillside Avenue, Suite 207, Montclair, New Jersey 070433 (“Company”), each referred to herein individually as a “Party” or collectively as the “Parties”.

BACKGROUND

WHEREAS, Company and Hospital are parties to a license agreement (Agreement Number A220396), effective June 1, 2014 (hereinafter referred to as the “License Agreement”); and

WHEREAS, Hospital and Company wish to amend certain definitions and milestones; and

WHEREAS, Company is willing to amend the License Agreement, subject to the terms and conditions below; and

NOW THEREFORE, in consideration of the covenants and undertakings hereinafter set forth, it is agreed by and between the Parties as follows:

1.
Except as expressly modified hereby, the terms of the License Agreement remain in full force and effect and shall govern and apply to this Amendment.  Unless otherwise indicated, all defined terms shall have the same meaning in this Amendment as in the original License Agreement.

2.	Section 1.9 shall be struck in its entirety and replaced with the following:

“1.9           “License Territory” shall mean worldwide for Hospital’s Intellectual Property Rights and The People’s Republic of China for Company’s right to Hospital’s Technological Information under Section Section 2.1(a)(iv)”

3.
The first line in Section 1.10 that reads: “Net Sales” shall be calculated as set forth in this Section 1.7,” shall be replaced with: “Net Sales” shall be calculated as set forth in this Section 1.10,”

4.	Section 1.11 shall be struck in its entirety and replaced with the following:

“1.11           “Patent Rights”  shall mean any of the following, whether existing now or in the future, related to MGH Invention Number 02155 and as may further be described in Appendix A hereto:

(a)	patents and patent applications (including provisional applications);

(b)
all patent applications filed either from such patents or patent applications or from an application claiming priority from either of these, including continuations (but not including continuations-in-part), divisionals, converted provisionals, continued prosecution applications, and substitute applications;

(c)	any patents issued based on or claiming priority to any such patent applications in (a) and (b) above; and

(d)
any and all extensions or restorations by existing or future extension or restoration mechanisms, including adjustments, revalidations, renewals, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications in (a), (b) and (c) above.”

5.	Section 1.20 shall be struck in its entirety and replaced with the following:

“1.20           “Sublicensee” shall mean any sublicensee of rights granted in accordance with Section 2.1(a)(ii) or Section 2.1(a)(iv). For purpose of this Agreement, a Distributor of a Product or Process shall not be included in the definition of Sublicensee unless such Distributor:

(a)	is granted any right to make, have made, use or have used Products or Processes in accordance with Section 2.1(a)(ii) or 2.1(a)(iv), or

(b)
has agreed to pay to Company or its Affiliate(s) royalties on such Distributor's sales of Products or Processes, in which case such Distributor shall be a Sublicensee for all purposes of this Agreement.”

6.	Section 2.1 shall be struck in its entirety and replaced with the following:

“2.1           Grant of License.

(a)	Subject to the terms of this Agreement and Hospital’s rights in Intellectual Property Rights, Hospital hereby grants to Company in the License Field in the License Territory:

(i)	an exclusive, royalty-bearing license under its rights in the Intellectual Property Rights to make, have made, use, have used, Sell and have Sold Products and Processes;

(ii)
the right to grant sublicenses under the rights granted in Section 2.1(a)(i) to Sublicensees, provided that in each case Company shall be responsible for the performance of any obligations of Sublicensees relevant to this Agreement as if such performance were carried out by Company itself, including, without limitation, the payment of any royalties or other payments provided for hereunder, regardless of whether the terms of any sublicense provide for such amounts to be paid by the Sublicensee directly to Hospital;

(iii)	the non-exclusive right to use Technological Information disclosed by Hopital to Company hereunder in accordance with this Agreement; and

(iv)
the right to grant non-exclusive sublicenses under the rights granted in Section 2.1(a)(iii) to Sublicensees in The Peoples Republic of China, provided that in each case Company shall be responsible for the performance of any obligations of Sublicensees relevant to this Agreement as if such performance were carried out by Company itself, including, without limitation, the payment of any royalties or other payments provided for hereunder, regardless of whether the terms of any sublicense provide for such amounts to be paid by the Sublicensee directly to Hospital;

(b)           The license granted in Section 2.1(a) above includes:

(i)
the right to grant to the final purchaser, user or consumer of Products the right to use such purchased Products in a method coming within the scope of Intellectual Property Rights and/or Technological Information within the License Field and allowed License Territory; and

(ii)
the right to grant a Distributor the right to Sell (but not to make, have made, use or have used) such Products and/or Processes for or on behalf of Company, its Affiliates and Sublicensees in a manner consistent with this Agreement.

(c)
The foregoing license grant shall include the grant of such license to any Affiliate of Company, provided that such Affiliate shall assume the same obligations as those of Company and be subject to the same terms and conditions hereunder; and further provided that Company shall be responsible for the performance of all of such obligations and for compliance with all of such terms and conditions by Affiliate. Company shall provide to Hospital a fully signed, non-redacted copy of each agreement with each Affiliate that assumes the aforesaid obligations, including all exhibits, attachments and related documents and any amendments, within Thirty (30) days of request by Hospital.

7.	Section 3.1 shall be struck in its entirety and replaced with the following:

“3.1           Diligence Requirements.  Company shall use, and shall cause its Affiliates and Sublicensees, as applicable, to use, best efforts to develop and make available to the public Products and Processes throughout the License Territory in the License Field.  Such efforts shall include achieving the following objectives within the time periods designated below following the Effective Date:

(a)	Pre-Sales Requirements.

(i)
Upon execution of this Agreement, and annually thereafter, Company shall deposit with Hospital a true and accurate copy of all Clinical Trial Data, as attested to by a duly constituted officer of Company and verified by Hospital;

(ii)	Within XXXX of the Effective Date, Company shall submit a commercialization and development plan for Products;

(iii)	Initiate a second Phase II Clinical Trial (also may be referred to as a “Phase IIb”) on or before XXXX;

(iv)	Initiate a Phase III Clinical Trial on or before XXXX;

(v)	File a New Drug Application (“NDA”) with the FDA on or before XXXX; and

(vi)	Have a First Commercial Sale of a Product or Process on or before XXXX within a country or region from the following: The United States of America, Canada, and Europe.

(b)	Post-Sales Requirements.

(i)
Following the First Commercial Sale in any country in the License Territory, Company shall itself, or through its Affiliates and/or Sublicensees, make continuing Sales in such country without any elapsed time period of XXXX or more in which such Sales do not occur; and

(ii)
Company itself, or through an Affiliate or Sublicensee, shall make a second commercial sale within a second country or region, which is different from the country or region than the country or region which satisfied the requirement of 3.1(a)(vi) above, on or before XXXX from the following: The United States of America, Canada, and Europe.

(c)
Extensions.  Company may extend the above diligence obligations by twelve (12) months by notifying Hospital in writing, prior to such diligence failure, and paying a sum of XXXX upon each occurrence, however, Company may only exend these terms by a maximum of Twenty-four (24) months for a sum of XXXX

Achievement of the foregoing objectives shall be deemed to satisfy Company’s obligations to use best efforts under this Section 3.1.”

8.	Section 4.3 shall be struck in its entirety and replaced with the following:

“4.3           Annual License Maintenance Fee.  Company shall pay Hospital a non-refundable, non-creditable Annual License Maintenance Fee as follows:

(a)	Before First Commercial Sale:

(i)	Sixty-two thousand five hundred dollars ($62,500) due within Ninety (90) days of each anniversary of the Effective Date; and

(ii)	Sixty-two thousand five hundred dollars ($62,500) due within six (6) months of each anniversary of the Effective Date.

(b)	After First Commercial Sale:

(i)	Twenty-five thousand dollars ($25,000) due within Sixty (60) days of each anniversary of the Effective Date.

9.	Section 4.5 shall be struck in its entirety and replaced with the following:

“4.5           Royalties and Sublicense Income.

(a)	Beginning with the First Commercial Sale in any country in the License Territory, Company shall pay Hospital:

(i)	during the term of any license granted under Section 2.1(a)(i), a royalty of XXXX of the Net Sales of all Products and Processes; and

(ii)
after expiration or termination of the license granted under Section 2.1(a)(i) and in accordance with Section 10.1, a royalty of XXXX of the Net Sales of all Products and Processes.  Company acknowledges that Products and/or Processes were or will be developed using, based upon or derived from Technological Information and agrees to pay royalties pursuant to this Section 4.5(a)(ii), even after Patent Rights have expired or been abandoned.

(b)	Company shall pay Hospital for any and all Sublicense Income as set forth below:

(i)	XXXX for Sublicense Income from Products and Processes; and

(ii)	XXXX for Sublicense Income which were or will be developed using Technological Information.

(c)
All payments due to Hospital under this Section 4.5 shall be due and payable by Company within Thirty (30) days after the end of each Reporting Period, and shall be accompanied by a report as set forth in Sections 5.3 and 5.4.”

10.	Section 10.1(c) shall be struck in its entirety and replaced with the following:

“(c)	One (1) year after the last Sale for which a royalty is due under Section 4.5(a) or five (5) years after such expiration or abandonment date set forth in Section 10.1(b) above, whichever is earlier;”

11.	The following Section 10.10 shall be added:

“10.10           Upon expiration of the Term of this Agreement in accordance with Section 10.1, Company will have a non-exclusive, irrevocable, perpetual, fully-paid license, with the right to sublicense, to the rights granted in Section 2.1(a)(iii).”

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment to be effective as of the date hereof.

FLUOROPHARMA MEDICAL, INC. BY: /s/ Thomas H. Tulip NAME: Thomas H. Tulip, Ph. D. TITLE: President and CEO DATE:	THE GENERAL HOSPITAL CORPORATION BY: /s/ James V. Roberts NAME: James V. Roberts TITLE: Assistant Director, Partners HealthCare Innovation DATE: